Exhibit 99.1

                         NORTHVIEW FINANCIAL CORPORATION
                             INCENTIVE STOCK PROGRAM

         1. Purpose. The purpose of the Northview Financial Corporation (the "Corporation") 1993 Incentive Stock Program (the "Program") is to attract and retain outstanding individuals as officers and key employees of the Corporation and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire Common Stock of the Corporation, or monetary payments based on the value of such stock or the financial performance of the Corporation, or both, on advantageous terms herein provided.

         2. Administration. The Program will be administered by a committee (the "Committee") consisting of not less than three (3) members of the Board of Directors who shall not be eligible to participate in the Program at the time of any Committee action or at any time within one (1) year prior thereto. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by the majority of its members. Any determination of the Committee under the Program may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

         3. Participants. Participants in the program will consist of such officers or other key employees of the Corporation and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Corporation; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Corporation; and (iv) other compensation provided to participants.

         4. Types of Benefits. Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Stock Awards, (e) Performance Shares, and (f) Performance Units, all as described below in paragraphs 6-11 hereof.

         5. Shares Reserved Under the Program. There is hereby reserved for issuance under the Program an aggregate of Fourteen Thousand (14,000) shares of Common Stock, which may be newly issued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

         If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Corporation pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program; provided, however,

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that in no event may the number of shares of Common Stock issued under this
Program exceed the total number of shares reserved for issuance hereunder.

         6. Incentive Stock Options. Incentive Stock Options will consist of options to purchase Common Stock at purchase prices not less than 100% of the fair market value of such stock on the date of the grant. Incentive Stock Options will be exercisable over not more than Ten (10) years after the date of the grant and shall terminate not later than three (3) months after termination of employment for any reason other than retirement or death. In the event of retirement, the right of the optionee to exercise an Incentive Stock Option shall terminate not later than twelve (12) months after retirement. If the optionee should die while employed, within twelve (12) months after retirement, or within three (3) months after any other termination of employment, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate not later than twelve (12) months after the date of death. The aggregate fair market value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

         7. Non-Qualified Stock Options. Non-Qualified Stock Options will consist of options to purchase Common Stock at prices not less than 100% of the fair market value of such stock on the date of the grant. Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of the grant and shall terminate not later than six (6) months after termination of employment for any reason other than retirement or death. In the event of retirement, the rights of the optionee to exercise a Non-qualified Stock Option shall terminate not later than twelve (12) months after retirement. If optionee should die while employed, within twelve (12) months after retirement, or within six (6) months after any other termination of employment, the right of the optionee or his or her successor in interest to exercise a Non-qualified Stock Option shall terminate not later than twelve (12) months after the date of death.

         8. Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

                  (a) A Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

                  (b) Stock Appreciation Rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

                           (i) The excess of the fair market value on the date
                  of such election of one share of Common Stock over the option price multiplied by

                           (ii) The number of shares covered by such option or
                  portion thereof which is so surrendered.

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                  (c) The Committee shall have the discretion to satisfy a
         participant's right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Stock valued as of the date of the participant's election.

                  (d) Each Stock Appreciation Right will be exercisable at the time and to the extent the option to which it relates is exercisable.

                  (e) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

         9. Restricted Stock Awards. Restricted Stock Awards will consist of Common Stock transferred to participants without other payment therefor as additional compensation for their services to the Corporation or one of its subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Corporation to reacquire such shares upon termination of the participant's employment within specified periods.

         10. Performance Shares. Performance shares shall consist of shares of Common Stock which may be earned in whole or in pant if the Corporation achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may include earnings per share, return on stockholder equity, return on average total capital employed, or such other goals as may be established by the Committee in its discretion. In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no delivery of shares shall be made to the participant. In the event the maximum corporate goal is achieved, 100% of the Performance Shares shall be delivered to the participant. Partial achievement of the maximum goal may result in a delivery corresponding to the degree of achievement. The Committee shall have the discretion to satisfy a participant's Performance Shares by delivery of less than the number of shares earned together with a cash payment equal to the then fair market value of the shares not delivered. The number of shares reserved for issuance hereunder shall be reduced by the number of Performance Shares earned even though not all shares are delivered.

         11. Performance Units. Performance Units shall consist of monetary units granted to participants which may be in whole or in part if the Corporation achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may include earnings per share, return on stockholder equity; return on average total capital employed, and/or such goals as established by the Committee in its discretion. In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no delivery of shares shall be made to the participant. In the event the maximum corporate goal is achieved, 100% of the monetary value of the Performance Shares shall be paid to the participant. Partial achievement of the maximum goal may result in a payment corresponding to the degree of achievement. Payment of an award earned may be in cash or in Common Stock valued at its then fair market value or in a combination of both, as the Committee in its sole discretion determines. The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by

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dividing the monetary value of the units at the commencement of the performance period by the fair market value of a share of Common Stock at such time.

         12. Non-transferability. Each Benefit granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant or participant's guardian or legal representative.

         13. Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchases of Common Stock under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other shares of Common Stock of the Corporation having a then fair market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Program.

         14. Program Term, Amendment, Modification or Benefit Cancellation. No Benefit shall be granted more than ten (10) years after the date of adoption of this Program by the Board of Directors; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or cancelled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under this program.

         15. Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Corporation may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

         16. Fair Market Value. The fair market value of the Corporation's Common Stock at any time shall be determined in such manner as the Committee may deem equitable or required by applicable laws or regulations.

         17. Adjustment Provisions.

                  (a) If the corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

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                  (b) Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it deems appropriate.

                  (c) In the case of merger, consolidation or combination of the Corporation with or into another corporation, other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"):

                           (i) any participant to whom a Stock Option has been
                  granted under the Program shall have the right (subject to the provisions of the Program and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such acquisition;

                           (ii) any participant to whom a Stock Appreciation
                  Right has been granted under the Program shall have the right (subject to the provisions of the Program and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of such option;

                           (iii) any participant to whom Performance Shares have
                  been granted under the Program shall have the right (subject to the provisions of the Program and any limitation applicable to such award) to receive upon completion of the performance period the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which are deemed earned during such period pursuant to the Performance Shares award; and

                           (iv) any participant to whom Performance Units have
                  been granted under the Program shall have the right (subject to the provisions of the Program and any limitation applicable to such award) to receive upon completion of the performance period the payment earned during such period pursuant to the Performance Units award.

         The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Corporation upon consummation of an Acquisition.

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         18. Amendment & Termination of Program. The Board of Directors of the
Corporation may amend the Program from time to time or terminate the Program at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participants consent. However, except for adjustments expressly provided herein, no amendment may (i) materially increase the Benefits accruing to participants, (ii) materially increase the number of shares which may be issued, or (iii) materially modify the requirements as to eligibility for participation in the Program without stockholder approval. The Board of Directors may amend paragraph 6 of the Program without stockholder approval to conform to changes made in the aggregate fair market value limit applicable to incentive stock options resulting from the enactment of tax reform legislation similar to HR 3838 now being considered by Congress.

         19. Stockholder Approval. The Program, as set forth herein, was initially adopted by the Board of Directors and shareholders of the Corporation in 1993. Section 5 hereof was amended by action of the Board of Directors and approved by the shareholders of the Corporation at the 1995 Annual Meeting of Shareholders. Section 6 hereof was amended by action of the Board of Directors pursuant to Section 18 hereof, effective as of the date of such Annual Meeting of Shareholders.

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